CoorsTek, Inc. And Subsidiaries
                         -------------------------------
                                  Of Registrant
                                  -------------

     The following table lists subsidiaries of the Registrant and the respective jurisdictions of their incorporation as of December 31, 1999. All subsidiaries are included in Registrant's consolidated financial statements.

        State/Country of
             Name                                                  Incorporation
--------------------------------------                             -------------
CoorsTek, Inc.                                                       Delaware
   Alumina Ceramics, Inc.                                            Arkansas
   Coors Ceramicon Designs, Ltd., dba
     Coors Tetrafluor, Inc.                                          Colorado
   Coors Ceramics Company Limited                                    Scotland
   CoorsTek GmbH                                                     Germany
   Coors Technical Ceramics Company                                  Tennessee
   Coors Wear Products, Inc.                                         Colorado
   Wilbanks International, Inc.                                      Oregon
   Edwards Enterprises                                               California
   CoorsTek Korea Co., Ltd.                                          Korea


                                       50